Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of EZGO Technologies Ltd. and subsidiaries (the “Company”) of our report dated January 26, 2024, relating to the consolidated financial statements of the Company as of and for the years ended September 30, 2023 and 2022, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

November 26, 2025